Exhibit 99.2

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN

REPORTS RECORD OPERATING REVENUE OF $14.6 BILLION AND

$0.61 DILUTED EARNINGS PER SHARE FOR THE SEPTEMBER QUARTER

Company Expects Diluted Earnings Per Share for Fiscal 2007 to Range from $2.40 to $2.55

VALLEY FORGE, PA, November 2, 2006 — AmerisourceBergen Corporation (NYSE:ABC) today reported results for its fiscal fourth quarter and fiscal year ended September 30, 2006. The following results are presented in accordance with U.S. generally accepted accounting principles (GAAP). All prior year share and per share amounts referenced in this news release were adjusted to reflect the Company’s December 2005 two-for-one stock split.

Fiscal Fourth Quarter Highlights

•	Diluted earnings per share of $0.61.

•	Record operating revenue of $14.6 billion, up 13 percent.

•	Pharmaceutical Distribution operating income grew 14 percent

Fiscal Year Highlights

•	Diluted earnings per share from continuing operations of $2.26.

•	Record operating revenue of $56.7 billion, up 13 percent.

•	Pharmaceutical Distribution operating income grew 21 percent.

•	Cash flow from operations of $807 million.

“Our outstanding performance in the September quarter and the fiscal year exceeded our internal expectations and sets the stage for continued strong performance in fiscal 2007,” said R. David Yost, AmerisourceBergen’s Chief Executive Officer. “Our record operating revenue was again above our expectations, and our excellent earnings per share performance in the quarter was driven by great results in the pharmaceutical distribution business, including strong growth in our specialty business; improvement in the PharMerica segment; and reduced interest expense and shares outstanding. With $1.3 billion in cash and no net debt, our balance sheet continues to be strong and our financial flexibility significant.”

Discussion of Results

AmerisourceBergen’s operating revenue was a record $14.6 billion in the fourth quarter of fiscal 2006 compared to $13.0 billion for the same period last year, a 13 percent increase. Bulk deliveries in the quarter were $1.0 billion, up 5 percent over last fiscal year’s fourth quarter.

Consolidated operating income in the fiscal 2006 fourth quarter increased 26 percent to $195.3 million, primarily due to the strong performance of the Pharmaceutical Distribution segment and improved performance in the PharMerica segment. In addition, the negative impact in the quarter of $7.8 million of facility consolidations, employee severance and other costs, was offset by an $8.9 million gain from the settlement of pharmaceutical manufacturer antitrust litigation cases.

In the prior year’s fiscal fourth quarter, consolidated operating income was negatively impacted by $12.0 million of facility consolidations, employee severance and other costs, primarily from the outsourcing of information technology services.

In the fourth quarter of fiscal 2006, the Company had $808,000 of net interest income compared to $9.4 million of net interest expense in the prior year’s fourth quarter. The year-ago fourth quarter also had a $110.9 million charge relating to the early retirement of debt.

The effective tax rate for the fourth quarter of fiscal 2006 was 37.6 percent, down from 38.3 percent in the previous fiscal year’s fourth quarter. Going forward, the Company continues to expect the effective tax rate to be between 37 percent and 38 percent.

Diluted earnings per share from continuing operations were $0.61 in the fourth quarter of fiscal 2006, compared to $0.10 in the previous fiscal year’s fourth quarter. Special charges in the previous fiscal year’s fourth quarter included $0.34 per share for the early debt retirement and $0.04 per share for facility consolidations, employee severance and other costs.

Diluted average shares outstanding for the fourth quarter of fiscal year 2006 were 201.4 million, down more than 8 million from the previous fiscal year’s fourth quarter due to share repurchases, net of option exercises.

Cash used in operations for the fourth quarter of fiscal year 2006 was $77 million. Cash provided by operations in fiscal year 2006 was $807 million, above expectations.

For fiscal 2006, AmerisourceBergen’s operating revenue was $56.7 billion compared to $50.0 billion for last year, a 13 percent increase. Bulk deliveries in the 2006 fiscal year decreased 1 percent to $4.5 billion. Total revenue in fiscal year 2006 was $61.2 billion.

Consolidated operating income in the 2006 fiscal year increased 18 percent over the previous fiscal year to $748.7 million primarily due to improved gross profit in the pharmaceutical distribution segment.

For fiscal 2006, diluted earnings per share from continuing operations were $2.26, a 65 percent increase from $1.37 last fiscal year.

“The excellent results in the fiscal 2006 fourth quarter reflect outstanding operating performance across all our businesses in the Pharmaceutical Distribution segment and operating improvement in the PharMerica segment,” said Kurt J. Hilzinger, AmerisourceBergen’s President and Chief Operating Officer.

“Drug Corporation’s revenue growth in the fourth quarter was driven by contributions across all our customer segments as well as our Canadian operations, which now provide more than $1.5 billion in annualized revenue.

“Optimiz®, our program to enhance the efficiency of our distribution center network, improved our cost structure in the quarter. We began in 2001 with 51 distribution centers. At the end of fiscal 2006 we have largely completed our network reconfiguration on schedule and on budget, and now have 28 distribution centers, including six new, state-of-the-art facilities. In fiscal 2007, we expect to consolidate an additional two to three distribution centers and continue to install our warehouse management system, which will drive continued savings. Our customer-focused Transform program, designed to improve value to the customers and deliver better margins for the Drug Corporation, also aided performance in the quarter.

“Our Specialty Group’s strong operating revenue performance in the fourth quarter led to nearly $10 billion in operating revenue in fiscal 2006, as it continued to grow its market-leading oncology businesses faster than the overall pharmaceutical market.

“The Packaging Group continued to expand its growing pipeline of contract packaging programs for manufacturers and to broaden its compliance packaging solutions for healthcare providers. Anderson Packaging, our U.S. contract packaging unit, had especially strong performance in the quarter.

“Our PharMerica segment showed improvement in the fourth quarter. Revenues in the segment increased 5 percent over the previous fiscal year’s fourth quarter, with Long Term Care (PharMerica LTC)

revenues up 6 percent. In October, the Company signed a definitive agreement to combine its PharMerica LTC institutional pharmacy business with that of Kindred Healthcare’s institutional pharmacy business in a tax-free spin-off and merger to form a new, independent publicly traded company. Our Workers’ Compensation business will remain in the segment after the spin-off.”

Segment Review

AmerisourceBergen operates in two reportable segments: Pharmaceutical Distribution (which includes the operations of AmerisourceBergen Drug Corporation, Specialty Group, and Packaging Group) and PharMerica (which includes the Long-Term Care pharmacy and Workers’ Compensation businesses). Intersegment sales of $228.9 million in the fourth quarter of fiscal 2006 from AmerisourceBergen Drug Corporation to PharMerica, which are included in the Pharmaceutical Distribution segment operating revenue, are eliminated for consolidated reporting purposes.

Pharmaceutical Distribution Segment

Record operating revenue of $14.4 billion in the fourth quarter of fiscal 2006 was up 13 percent compared to the same quarter in the previous fiscal year.

Strong growth in the Drug Corporation across all business segments in addition to new business, including Canada, and continued strong performance in the Specialty Group, drove operating revenues above the Company’s expectations. Pharmaceutical Distribution customer mix in the fourth quarter of fiscal 2006 was 60 percent institutional and 40 percent retail.

For the segment, gross profit as a percentage of operating revenue was 3.16 percent, 4 basis points lower than the 3.20 percent in the same period in the prior fiscal year, as fee-for-service and generic profits partly offset the impact of customer mix. The LIFO adjustment for the 2006 fiscal fourth quarter was a credit of $15.1 million compared to a similar credit of $15.0 million in the same period last year. Operating expenses as a percentage of operating revenue in the fiscal 2006 fourth quarter were 1.97 percent, an improvement of 5 basis points from 2.02 percent in the prior year’s fourth quarter reflecting productivity gains.

Segment operating income for the fiscal 2006 fourth quarter was $172.7 million, a 14 percent increase over the same period in fiscal 2005. Operating income as a percentage of operating revenue in the fourth quarter of fiscal 2006 was 1.20 percent, ahead of the 1.18 percent in the same quarter last fiscal year, and in the 2006 fiscal year was 1.15 percent, an increase over the 1.08 percent in fiscal 2005.

PharMerica Segment

PharMerica’s revenue for the fourth quarter of fiscal 2006 was $422 million, a 5 percent increase over the previous year’s fourth quarter. The segment’s PharMerica LTC business grew 6 percent in the same quarter. Operating income for the fourth quarter of fiscal 2006 was $21.6 million, including $8.5 million from the PharMerica LTC business, a 36 percent increase for the segment over the $15.9 million for the same quarter last year. For fiscal year 2006, the PharMerica LTC business contributed $32.3 million of operating income.

In the fourth quarter of fiscal 2006, operating income as a percentage of revenue was 5.11 percent, well above the 3.95 percent in the same period the previous year, primarily due to the growth in the PharMerica LTC business and a reduction in bad debt expense in the Workers’ Compensation business.

Commenting on the Future

“Looking ahead, we expect fiscal 2007 to meet or exceed our long-term goals. Our long-term annual performance goals are to: grow operating revenue in line with pharmaceutical market growth; expand operating margins in the Pharmaceutical Distribution segment by single digit basis points; and grow diluted earnings per share in the 15 percent range,” said Yost. “Our long-term annual goals also expect free cash flow to approximate net income.

“For fiscal year 2007 we expect diluted earnings per share to be in the range of $2.40 to $2.55,” he continued. “The fiscal 2007 guidance represents a 12 percent to 19 percent increase over the $2.14 per share, which excludes the $0.11 of special items and one penny of rounding from the $2.26 per share, delivered in fiscal year 2006. Our PharMerica Long Term Care business, which we currently expect to spin-off in the March quarter of 2007, represents $0.09 to $0.11 of our earnings per share expectations for all of fiscal year 2007.

“Key assumptions supporting our diluted earnings per share expectations in fiscal 2007 are: operating revenue will grow between 7 percent and 9 percent, at the high end of market growth due to our expanding specialty pharmaceuticals business and completed acquisitions; operating margin expansion in the Pharmaceutical Distribution segment; and free cash flow in the range of $425 million to $500 million, which includes capital expenditures in the $100 million to $125 million range.

“The Company anticipates spending $450 million to $500 million to repurchase its common shares during fiscal year 2007.”

Conference Call

The Company will host a conference call to discuss its results at 11:00 a.m. Eastern Standard Time on November 2, 2006. Participating in the conference call will be: R. David Yost, Chief Executive Officer; Kurt J. Hilzinger, President and Chief Operating Officer; and Michael D. DiCandilo, Executive Vice President and Chief Financial Officer.

To access the live conference call via telephone:

Dial in: 612 234-9960, no access code required.

To access the live webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.

A replay of the telephone call and webcast will be available from 2:30 p.m. November 2, 2006 until 11:59 p.m. November 9, 2006. The Webcast replay will be available for 30 days.

To access the replay via telephone:

Dial in:	(800) 475-6701 from within the U.S., access code: 843841
(320) 365-3844 from outside the U.S., access code: 843841

To access the archived webcast:

Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $61 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #27 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Forward Looking Statement

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include statements addressing management’s views with respect to future financial and operating results and the benefits, efficiencies and savings to be derived from the Company’s integration plan to consolidate its distribution network. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer or supplier relationships; customer defaults or insolvencies; changes in customer mix; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other disputes with customers (including departments and agencies of the U.S. Government) or suppliers; regulatory changes; changes in U.S. government policies (including reimbursement changes arising from the Medicare Modernization Act); declines in the amounts of market share rebates offered by pharmaceutical manufacturers to the PharMerica Long-Term Care business, declines in the amounts of rebates that the PharMerica Long-Term Care business can retain, and/or the inability of the business to offset the rebate reductions that have already occurred or any rebate reductions that may occur in the future; any disruption to or other adverse effects upon the PharMerica Long-Term Care business caused by the announcement of the Company’s agreement to combine the PharMerica Long-Term Care business with the institutional pharmacy business of Kindred Healthcare, Inc. into a new public company that will be owned 50% by the Company’s shareholders (the “PharMerica LTC Transaction”); the inability of the Company to successfully complete the PharMerica LTC Transaction; fluctuations in market interest rates; operational or control issues arising from the Company’s outsourcing of information technology activities; the Pharmaceutical Distribution segment’s ability to continue to successfully transition its business model to fee-for-service; success of integration, restructuring or systems initiatives; fluctuations in the U.S. dollar – Canadian dollar exchange rate and other foreign exchange rates; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; and other economic, business, competitive, legal, regulatory and/or operational factors affecting the business of the Company generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1 (Business) under the heading “Certain Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.

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AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30, 2006	% of Operating Revenue	Three Months Ended September 30, 2005	% of Operating Revenue	% Change
Revenue:
Operating revenue	$14,641,631	100.00%	$12,964,857	100.00%	13%
Bulk deliveries to customer warehouses	1,001,373		953,496		5%

Total revenue	15,643,004		13,918,353		12%

Cost of goods sold	15,057,509		13,396,579		12%

Gross profit	585,495	4.00%	521,774	4.02%	12%

Operating expenses:
Distribution, selling and administrative	359,611	2.46%	333,874	2.58%	8%
Depreciation and amortization	22,746	0.16%	20,896	0.16%	9%
Facility consolidations, employee severance, and other	7,805	0.05%	12,006	0.09%	-35%

Operating income	195,333	1.33%	154,998	1.20%	26%

Other loss	569	0.00%	160	0.00%	256%

Interest (income) expense, net	(808)	-0.01%	9,355	0.07%	-109%
Loss on early retirement of debt	—		110,873	0.86%	N/A

Income from continuing operations before income taxes	195,572	1.34%	34,610	0.27%	465%

Income taxes	73,594	0.50%	13,267	0.10%	455%

Income from continuing operations	121,978	0.83%	21,343	0.16%	472%

Loss from discontinued operations, net of tax	—		1,842

Net income	$121,978	0.83%	$19,501	0.15%	525%

Earnings per share:
Basic
Continuing operations	$0.61		$0.10		510%
Discontinued operations	—		(0.01)

Net income	$0.61		$0.09		578%

Diluted
Continuing operations	$0.61		$0.10		510%
Discontinued operations	—		(0.01)

Net income	$0.61		$0.09		578%

Weighted average common shares outstanding:
Basic	198,936		207,506
Diluted	201,357		209,696

AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Fiscal Year Ended September 30, 2006	% of Operating Revenue	Fiscal Year Ended September 30, 2005	% of Operating Revenue	% Change
Revenue:
Operating revenue	$56,672,940	100.00%	$50,012,598	100.00%	13%
Bulk deliveries to customer warehouses	4,530,205		4,564,723		-1%

Total revenue	61,203,145		54,577,321		12%

Cost of goods sold	58,971,330		52,597,137		12%

Gross profit	2,231,815	3.94%	1,980,184	3.96%	13%

Operating expenses:
Distribution, selling and administrative	1,376,977	2.43%	1,234,057	2.47%	12%
Depreciation and amortization	86,009	0.15%	81,199	0.16%	6%
Facility consolidations, employee severance, and other	20,123	0.04%	22,723	0.05%	-11%
Impairment charge	—		5,259	0.01%	N/A

Operating income	748,706	1.32%	636,946	1.27%	18%

Other income	(4,387)	-0.01%	(990)	0.00%	343%

Interest expense, net	12,464	0.02%	57,223	0.11%	-78%
Loss on early retirement of debt	—		111,888	0.22%	N/A

Income from continuing operations before income taxes and cumulative effect of change in accounting	740,629	1.31%	468,825	0.94%	58%

Income taxes	272,617	0.48%	176,903	0.35%	54%

Income from continuing operations before cumulative effect of change in accounting	468,012	0.83%	291,922	0.58%	60%

Loss from discontinued operations, net of tax	298		17,105
Cumulative effect of change in accounting, net of tax	—		10,172

Net income	$467,714	0.83%	$264,645	0.53%	77%

Earnings per share:
Basic
Continuing operations	$2.28		$1.38		65%
Discontinued operations	—		(0.08)
Cumulative effect of change in accounting	—		(0.05)

Net income	$2.28		$1.25		82%

Diluted
Continuing operations	$2.26		$1.37		65%
Discontinued operations	—		(0.08)
Cumulative effect of change in accounting	—		(0.05)
Rounding	(0.01)		—

Net income	$2.25		$1.24		81%

Weighted average common shares outstanding:
Basic	205,009		211,334
Diluted	207,446		215,540

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2006	September 30, 2005
ASSETS

Current assets:
Cash and cash equivalents	$1,261,268	$966,553
Short-term investment securities available-for-sale	67,840	349,130
Accounts receivable, net	3,427,139	2,640,646
Merchandise inventories	4,422,055	4,003,690
Prepaid expenses and other	32,105	27,673

Total current assets	9,210,407	7,987,692

Property and equipment, net	509,746	514,758
Other long-term assets	3,063,767	2,878,724

Total assets	$12,783,920	$11,381,174

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,499,264	$5,292,253
Current portion of long-term debt	1,560	1,232
Other current liabilities	958,364	758,611

Total current liabilities	7,459,188	6,052,096

Long-term debt, less current portion	1,093,931	951,479

Other long-term liabilities	89,644	97,242

Stockholders’ equity	4,141,157	4,280,357

Total liabilities and stockholders’ equity	$12,783,920	$11,381,174

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Fiscal Year Ended September 30, 2006	Fiscal Year Ended September 30, 2005
Operating Activities:
Net income	$467,714	$264,645
Adjustments to reconcile net income to net cash provided by operating activities	221,828	282,289
Changes in operating assets and liabilities	117,723	979,704

Net cash provided by operating activities	807,265	1,526,638

Investing Activities:
Capital expenditures	(113,132)	(203,376)
Cost of acquired companies, net of cash acquired	(296,224)	(4,404)
Proceeds from sale-leaseback transactions	28,143	36,696
Proceeds from sale of discontinued operations	—	14,560
Proceeds from sales of property and equipment	49,639	4,219
Proceeds from sale of equity investment and eminent domain settlement	7,582	—
Net short-term investment activity	281,290	(349,130)

Net cash used in investing activities	(42,702)	(501,435)

Financing Activities:
Net borrowings (repayments)	134,888	(286,839)
Capital leases, net	(2,606)	(1,275)
Deferred financing costs and other	(335)	(17,584)
Purchases of common stock	(717,714)	(786,192)
Exercise of stock options	138,043	174,060
Cash dividends on common stock	(20,592)	(10,598)
Common stock purchases for employee stock purchase plan	(1,532)	(1,565)

Net cash used in financing activities	(469,848)	(929,993)

Increase in cash and cash equivalents	294,715	95,210

Cash and cash equivalents at beginning of year	966,553	871,343

Cash and cash equivalents at end of year	$1,261,268	$966,553

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,
Operating Revenue	2006	2005	% Change
Pharmaceutical Distribution	$14,448,215	$12,782,748	13%
PharMerica	422,339	401,627	5%
Intersegment eliminations	(228,923)	(219,518)	-4%

Operating revenue	$14,641,631	$12,964,857	13%

	Three Months Ended September 30,
Operating Income	2006	2005	% Change
Pharmaceutical Distribution	$172,657	$151,151	14%
PharMerica	21,584	15,853	36%
Facility consolidations, employee severance, and other	(7,805)	(12,006)	35%
Gain on antitrust litigation settlements	8,897	—	N/A

Operating income	$195,333	$154,998	26%

Percentagesof operating revenue:

Pharmaceutical Distribution
Gross profit	3.16%	3.20%
Operating expenses	1.97%	2.02%
Operating income	1.20%	1.18%

PharMerica
Gross profit	28.27%	27.98%
Operating expenses	23.16%	24.03%
Operating income	5.11%	3.95%

AmerisourceBergen Corporation
Gross profit	4.00%	4.02%
Operating expenses	2.66%	2.83%
Operating income	1.33%	1.20%

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Fiscal Year Ended September 30,
Operating Revenue	2006	2005	% Change
Pharmaceutical Distribution	$55,907,552	$49,319,371	13%
PharMerica	1,668,308	1,571,369	6%
Intersegment eliminations	(902,920)	(878,142)	-3%

Operating revenue	$56,672,940	$50,012,598	13%

	Fiscal Year Ended September 30,
Operating Income	2006	2005	% Change
Pharmaceutical Distribution	$644,202	$532,887	21%
PharMerica	83,745	91,947	-9%
Facility consolidations, employee severance, and other	(20,123)	(22,723)	11%
Gain on antitrust litigation settlements	40,882	40,094	2%
Impairment charge	—	(5,259)	N/A

Operating income	$748,706	$636,946	18%

Percentagesof operating revenue:

Pharmaceutical Distribution
Gross profit	3.08%	3.03%
Operating expenses	1.93%	1.95%
Operating income	1.15%	1.08%

PharMerica
Gross profit	28.01%	28.40%
Operating expenses	22.99%	22.54%
Operating income	5.02%	5.85%

AmerisourceBergen Corporation
Gross profit	3.94%	3.96%
Operating expenses	2.62%	2.69%
Operating income	1.32%	1.27%

AMERISOURCEBERGEN CORPORATION

EARNINGS PER SHARE

(In thousands, except per share data)

(unaudited)

Basic earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the periods presented. Diluted earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period plus the dilutive effect of stock options and restricted stock. Additionally, the diluted calculation for the fiscal year ended September 30, 2005 considers the convertible subordinated notes as if converted during the period that the notes were outstanding and, therefore, the after-tax effect of interest expense related to those notes is added back to income from continuing operations in determining income from continuing operations available to common stockholders for that period.

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2006	2005	2006	2005
Income from continuing operations before cumulative effect of change in accounting	$121,978	$21,343	$468,012	$291,922
Interest expense - convertible subordinated notes, net of income taxes	—	—	—	2,539

Income from continuing operations available to common stockholders	$121,978	$21,343	$468,012	$294,461

Weighted average common shares outstanding - basic	198,936	207,506	205,009	211,334
Effect of dilutive securities:
Stock options and restricted stock	2,421	2,190	2,437	1,316
Convertible subordinated notes	—	—	—	2,890

Weighted average common shares outstanding - diluted	201,357	209,696	207,446	215,540

Earnings per share:
Basic
Continuing operations	$0.61	$0.10	$2.28	$1.38
Discontinued operations	—	(0.01)	—	(0.08)
Cumulative effect of change in accounting	—	—	—	(0.05)

Net income	$0.61	$0.09	$2.28	$1.25

Diluted
Continuing operations	$0.61	$0.10	$2.26	$1.37
Discontinued operations	—	(0.01)	—	(0.08)
Cumulative effect of change in accounting	—	—	—	(0.05)
Rounding	—	—	(0.01)	—

Net income	$0.61	$0.09	$2.25	$1.24